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                                                                     Exhibit 4.6




        ARTICLES FOURTH, FIFTH, SEVENTH, EIGHTH AND TENTH OF THE RESTATED
              CERTIFICATE OF INCORPORATION OF SPHERION CORPORATION


                  FOURTH: The aggregate number of shares of all classes of stock that the Corporation shall have authority to issue is 202,500,000 divided into two classes as follows:

                    (i) 200,000,000 shares of a class designated Common Stock, with a par value of $0.01 per share; and

                    (ii) 2,500,000 shares of a class designated Preferred Stock, with a par value of $.01 per share.

                  The voting powers, designations, preferences, qualifications, limitations, restrictions and special or relative rights in respect of each class of stock are or shall be fixed as follows:

                  (1) PREFERRED STOCK. The Board of Directors is expressly authorized to issue the Preferred Stock from time to time, in one or more series, provided that the aggregate number of shares issued and outstanding at any time of all such series shall not exceed 2,500,000. The Board of Directors is further authorized to fix or alter by resolution or resolutions, in respect of each such series, the following terms and provisions of any authorized and unissued shares of such stock:

                  (a) The distinctive serial designation;

                  (b) The number of shares of the series, which number may at any time or from time to time be increased or decreased (but not below the number of shares of such series then outstanding) by the Board of Directors;

                  (c) The voting powers and, if voting powers are granted, the extent of such voting powers including the right, if any, to elect a director or directors;

                  (d) The election, term of office, filling of vacancies and other terms of the directorships of directors elected by the holders of any one or more classes or series of such stock;

                  (e) The dividend rights, including the dividend rate and the dates on which any dividends shall be payable;








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                  (f) The date from which dividends on shares issued prior to the date for payment of the first dividend thereon shall be cumulative, if any;

                  (g) The redemption price, terms of redemption, and the amount of and provisions regarding any sinking fund for the purchase or redemption thereof;

                  (h) The liquidation preference and the amounts payable on dissolution or liquidation;

                  (i) The terms and conditions, if any, under which shares of the series may be converted; and

                  (j) Any other terms or provisions that the Board of Directors is by law authorized to fix or alter.

                  (2) COMMON STOCK. The holders of shares of Common Stock shall be entitled (i) to vote on all matters at all meetings of the shareholders of the Corporation on the basis of one vote for each share of Common Stock held of record; (ii) subject to any preferential dividend rights applicable to the Preferred Stock, to receive such dividends as may be declared by the Board of Directors; and (iii) in the event of the voluntary, or involuntary, liquidation or winding up of the Corporation, after distribution in full of any preferential amounts to be distributed to holders of shares of Preferred Stock, to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the aggregate number of their shares of Common Stock and Preferred Stock (if the holders of such Preferred Stock are entitled to share in such distribution).

                  (3) PROVISIONS APPLICABLE TO COMMON AND PREFERRED STOCK. No holder of shares of any class of stock of the Corporation shall be entitled, as a matter of right, to purchase or subscribe for any shares of any class of stock of the Corporation, whether now or hereafter authorized. The Board of Directors shall have authority to fix the issue price of any and all shares of any class of stock of the Corporation.

                  FIFTH: (A) NUMBER OF DIRECTORS. The number of directors to constitute the Board of Directors shall be such number as fixed by a resolution adopted by the affirmative vote of a majority vote of the whole Board of Directors, but to be nine until otherwise determined.



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                  (B) CLASSIFICATION OF DIRECTORS. Pursuant to an action taken by the shareholders of the Corporation either at a special meeting of the shareholders of the Corporation in 1993 or pursuant to a consent in lieu thereof of the shareholders of the Corporation in accordance with
         Section 228 of the GCL, the directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal as possible and any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the classes to maintain the number of directors as nearly equal as possible. The initial Class I directors shall hold office until the annual meeting of shareholders of the Corporation in 1994, the initial Class II directors shall hold office until the annual meeting of shareholders of the Corporation in 1995, and the initial Class III directors shall hold office until the annual meeting of shareholders of the Corporation in 1996 or, in each case, until their successors are elected and qualified and subject to prior death, resignation, retirement or removal from office. Beginning in 1994, at each annual meeting of shareholders, the directors elected to succeed those whose terms then expire shall belong to the same class as the directors they succeed and shall hold office until the third succeeding annual meeting of shareholders or until their successors are elected and qualified and subject to the prior death, resignation, retirement or removal from office of a director. No decrease in the number of directors constituting the Board of Directors shall reduce the term of any incumbent director.

                  Whenever the holders of any one or more classes or series of Preferred Stock of the Corporation shall have the right to elect directors, the election, term of office, filling of vacancies and other terms of such directorships shall be governed by the provisions of this Certificate of Incorporation applicable to such Preferred Stock and such directors shall not be divided into classes pursuant to this Article Fifth unless expressly provided or determined as provided elsewhere in this Certificate of Incorporation.

                  (C) VACANCIES. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board of Directors resulting from any cause shall be filled by a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as his or her predecessor.

                  (D) REMOVAL OF DIRECTORS. The entire Board of Directors of the corporation may be removed at any time but only by the affirmative vote of the holders of two-thirds or more of the outstanding shares of each class of stock of



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         the corporation entitled to elect one or more directors at a meeting of the shareholders called for such purpose.

                  (E) BYLAWS. The Board of Directors shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the corporation.

                  SEVENTH: In the event any class of stock of the Corporation is registered pursuant to the Securities Exchange Act of 1934, as amended, for so long as such class of stock of the Corporation is so registered, any action that may be taken at any annual or special meeting of the shareholders of the Corporation shall be taken only at an annual or special meeting of the shareholders of the Corporation and no such action shall be taken without such a meeting, regardless of any provision of the GCL that permits shareholders to take such an action by written consent in lieu of an annual or special meeting of shareholders.

                  EIGHTH: Special meetings of the shareholders for any lawful purpose or purposes may be called at any time only by a majority of the Board of Directors, by the Chairman of the Board or by the President. Each call for a special meeting of the shareholders shall state the time, the day, the place and the purpose or purposes of such meeting and shall be in writing, signed by the persons making the same and delivered to the secretary. No business shall be conducted at any special meeting of the shareholders other than the business stated in the call for such meeting. The shareholders of the Corporation shall not be entitled, as a matter of right, to require the Board of Directors to call a special meeting of the shareholders or to bring any business before a special meeting of the shareholders.

                  TENTH: The affirmative vote of the holders of not less than 2/3 of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, modify, alter or repeal Articles Fifth, Eighth and Tenth of this Restated Certificate of Incorporation.